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                                                                   EXHIBIT 10.11


                                                               Execution Version

                  TERMINATION AND RELEASE AGREEMENT, dated as of May 22, 1999 (the "Agreement"), among The J. H. Heafner Company, Inc., a North Carolina corporation (the "Company"), and the stockholders of the Company signing this Agreement as Class B Stockholders (the "Class B Stockholders").
                  --------------------------------------------------------------


                                  INTRODUCTION

                  The Company, certain stockholders of the Company and Charlesbank Equity Fund IV, Limited Partnership, a Massachusetts limited partnership (the "Purchaser"), have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of April 21, 1999, pursuant to which such stockholders have agreed to sell their shares of common stock of the Company to the Purchaser on the terms and conditions set forth therein.

                  The Class B Stockholders have exercised their rights to sell their shares of Class B Common Stock of the Company to the Purchaser under the "tag-along" provision set forth in Section 1.2 of the Class B Stockholder Agreement (as defined below).

                  In consideration of the mutual benefits to be derived from the transactions contemplated by the Stock Purchase Agreement and the execution and delivery thereof by the Class B Stockholders and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as a condition to the consummation of the transactions contemplated therein, the parties have agreed to enter into this Agreement.

                  The parties agree as follows:

                  SECTION 1. Termination and Release.

                  (a) Release by Class B Stockholders. Effective upon the closing of the transactions contemplated by the Stock Purchase Agreement (the "Closing"), each Class B Stockholder, by executing this Agreement, hereby (i) acknowledges and agrees that the amount of the Aggregate Purchase Price (as defined in the Stock Purchase Agreement) paid to such Class B Stockholder is in full satisfaction of any rights of such Class B Stockholder in respect of such Class B Stockholder's Additional Shares (as defined in the Stock Purchase Agreement) and (ii) releases, remises, acquits and forever discharges each of the Company, each of its subsidiaries, the Purchaser, and each of their respective affiliates, stockholders, partners, officers, directors, employees, agents, attorneys and representatives from any and all actions, liabilities, charges, complaints, causes of action, suits, proceedings, demands, costs, losses, damages, expenses and all other claims whatsoever (whether in contract, tort, pursuant to statute, known or unknown) of whatever nature and kind (collectively, "Claims") arising against such person by such Class B Stockholder in such Class B Stockholder's capacity as a stockholder of the


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Company or under any of the agreements terminated in accordance with Section
1(c) or the course of dealing or relationships in connection therewith, from the beginning of time through the date hereof (other than, in any case, Claims arising out of the express provisions of (A) this Agreement, (B) the Stock Purchase Agreement or (C) Section 3.13 of the Merger Agreement (as defined below in Section 1(c)).

                  (b) Release by Company. Effective upon the Closing, the Company, by executing this Agreement, hereby releases, remises, acquits and forever discharges each Class B Stockholder, each of their respective subsidiaries and each of their respective affiliates, stockholders, partners, officers, directors, employees, agents, attorneys and representatives from any and all Claims arising against such person by the Company under any of the agreements terminated in accordance with Section 1(c) or the course of dealing or relationships in connection therewith, from the beginning of time through the date hereof (other than, in any case, Claims arising out of the express provisions of (A) this Agreement, (B) the Stock Purchase Agreement, (C) Section 2.2(a) or 3.6 of the Merger Agreement, (D) Section 3.12 of the Merger Agreement (as amended and modified in Section 3(a) below) or (E) Section 4.1 of the Class B Stockholder Agreement (as defined below in Section 1(c)).

                  (c) Termination of Agreements. Effective upon the Closing, the following agreements are hereby terminated and shall be of no further force and effect: (i) the Agreement and Plan of Merger, dated as of March 10, 1998 (the "Merger Agreement"), between and among the Company, ITCO Merger Corporation, ITCO Logistics Corporation and each of the stockholders of ITCO Logistics Corporation party thereto, (ii) the Escrow Agreement, dated as of May 20, 1998 (the "Escrow Agreement"), between and among the Company, the holders of Class B Common Stock party thereto and Chase Manhattan Bank, as escrow agent (the "Escrow Agent"), (iii) the Class B Stockholder Agreement, dated as of May 20, 1998 (the "Class B Stockholder Agreement"), between the Company and each of the stockholders party thereto and (iv) the Class B Registration Rights Agreement, dated as of May 20, 1998, between the Company and each of the stockholders party thereto. Notwithstanding the foregoing, (x) the Class B Stockholders' obligations under Sections 2.2(a) and 3.6 of the Merger Agreement, Section 3.12 of the Merger Agreement (as amended and modified in Section 3(a) below) and
Section 4.1 of the Class B Stockholder Agreement (and any other provisions of such agreements solely to the extent necessary to give effect to such Sections) shall remain in full force and effect from and after the Closing in accordance with their respective terms, and are hereby ratified and confirmed by each Class B Stockholder, (y) the Company's obligations under Section 3.13 of the Merger Agreement shall remain in full force and effect from and after the Closing in accordance with their terms, and are hereby ratified and confirmed by the Company, and (z) Sections 6, 7 and 8 of the Escrow Agreement shall survive such termination in accordance with their terms.

                  (d) Instructions to Escrow Agent. The parties agree to execute and deliver the joint instruction attached as Annex B to the Escrow Agent on the date hereof, and to do all things necessary or desirable to effect the release of the stock certificates



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being held in escrow thereunder and their delivery to the Purchaser at the
Closing. Upon termination of this Agreement pursuant to Section 3(a), the parties agree promptly to return such stock certificates to the escrow agent (to the extent still required to be held in escrow under the Escrow Agreement).

                  (e) Binding Effect. For purposes of this Section 1 only, the term Class B Stockholders shall include Richard P. Johnson and William E. Berry and their respective successors and permitted assigns. All other references in this Agreement to Class B Stockholders shall exclude Richard P. Johnson and William E. Berry. The parties further acknowledge and agree that Section 1(a) shall not operate to release any claims against the Company in respect of stock appreciation rights held by Leon R. Ellin or William E. Berry under agreements currently in force, which claims are to be addressed separately.

                  SECTION 2. Class B Stockholder Representative.

                  (a) Appointment. Each Class B Stockholder constitutes and appoints Wingate Management Company II, L. P. (the "Class B Stockholder Representative") to act as such Class B Stockholder's representative under the Stock Purchase Agreement, with full authority to act on behalf of, and to bind, each Class B Stockholder for purposes of the Stock Purchase Agreement, and the Class B Stockholder Representative agrees to accept such appointment. Without limiting the generality of the foregoing, each Class B Stockholder hereby irrevocably constitutes and appoints, with full power of substitution, the Class B Stockholder Representative as its true and lawful attorney-in-fact, with full power and authority in such Class B Stockholder's name, place and stead to take all actions and execute and deliver all documents and instruments described in
Section 3.9(a) of the Stock Purchase Agreement. Each Class B Stockholder's appointment of the Class B Stockholder Representative as its attorney-in-fact shall be deemed to be a power coupled with an interest and still survive the death, incapacity, bankruptcy or dissolution of the Class B Stockholder giving such power.

                  (b) Successor Representatives. The Class B Stockholder Representative shall designate one or more persons to serve as successor Class B Stockholder Representative in the event of his or its death or incapacity or bankruptcy or dissolution, as applicable, which person or persons shall in such event succeed to and become vested with all the rights, powers, privileges and duties of the Class B Stockholder Representative under this Agreement. Each successor Class B Stockholder Representative shall designate one or more successors to serve as Class B Stockholder Representative in the event of such successor Class B Stockholder Representative's death, incapacity, bankruptcy or dissolution. In the event that the Class B Stockholder Representative dies or becomes incapacitated, or in the event of the Class B Stockholder Representative's bankruptcy or dissolution, as applicable, without having designated a successor Class B Stockholder Representative, such Class B Stockholder Representative's executors, administrators or personal representatives, or successors in interest, as the case may be, shall succeed to and


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become vested with all the rights, powers, privileges and duties of the Class B
Stockholder Representative under this Agreement.

                  SECTION 3. Additional Agreements.

                  (a) Amendment of Covenant Not to Compete. Effective upon the Closing, Section 3.12(b)(i) of the Merger Agreement is hereby amended by (i) deleting from the second sentence the words "during the four-year period commencing on the Closing Date and ending on the fourth anniversary of the Closing Date" and replacing the same with the words "during the period commencing on the Closing Date and ending on May 24, 2001", (ii) inserting at the end of clause (2) of the second sentence, after the words "their respective affiliates", the words "with respect to the businesses described in clause (1)" and (iii) inserting at the end of clause (3) of the second sentence, after the words "such person", the words "and engage in any of the businesses described in clause (1) for any other person". Except as expressly set forth in this Section 3(a), the terms and conditions of Section 3.12(b)(i) of the Merger Agreement shall remain in full force and effect and are hereby ratified and confirmed.

                  (b) Notices of Indemnity Claims. From the date of the Closing until the Expiration Date (as defined in the Stock Purchase Agreement), the Company shall, within five business days after the last day of each month, submit to the Class B Stockholder Representative a certificate signed by an officer of the Company stating whether or not the Company has knowledge of any claim or potential claim for indemnification against the Class B Stockholders under Article V of the Stock Purchase Agreement and briefly describing the nature of such claim or potential claim (if any). The Company shall promptly forward to the Class B Stockholder Representative a copy of any written notice received by the Company seeking indemnification under Article V of the Stock Purchase Agreement. Nothing in this Section 3(b) shall require the Company to waive any privilege that may apply to the information to be provided hereunder.

                  (c) Stock Purchase Agreement. In connection with the execution and delivery of this Agreement by the parties hereto, the Company hereby represents and warrants to the Class B Stockholders that (i) the Stock Purchase Agreement has not been amended or modified on or prior to the date of this Agreement and remains in full force and effect and (ii) there is no consideration paid or payable by the Purchaser for the Shares and the Additional Shares (as defined in the Stock Purchase Agreement) other than as expressly set forth therein (including the exhibits thereto).

                  (d) Investor Letters. The Company agrees, subject to the due execution and delivery of this Agreement, the Stock Purchase Agreement and the joint instruction to the Escrow Agent attached as Annex B, and the irrevocable release of signature pages evidencing such execution and delivery by the Class B Stockholders, to immediately make available for inspection by the Class B Stockholders at the offices of Haynes and Boone, LLP copies of all written proposals or indications of interest from potential investors (the "Investor Letters") received by the Company or the Principal Stockholders (as defined in



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the Stock Purchase Agreement) in connection with the sale process that was initiated by the Principal Stockholders. Each Class B Stockholder (i) acknowledges and agrees that the Investor Letters are subject to the confidentiality obligations of such Class B Stockholder under Section 4.1 of the Class B Stockholder Agreement and are not to be distributed, reproduced or retained for any purpose and (ii) agrees to return, and direct its counsel to return, all copies of the Investor Letters within their respective possession promptly but in no event later than one business day after the Closing.

                  SECTION 4.  Miscellaneous Provisions.

                  (a) Termination. If, prior to the Closing, the Stock Purchase Agreement is terminated according to its terms for any reason, this Agreement shall automatically terminate and be of no further force and effect.

                  (b) Descriptive Headings; Certain Interpretations. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this
Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person or legal entity includes its permitted successors and assigns; (vi) a reference to generally accepted accounting principles refers to United States generally accepted accounting principles; and
(vii) a reference in this Agreement to an Article, Section, Annex, Exhibit or
Schedule is to the Article, Section, Annex, Exhibit or Schedule of this Agreement.

                  (c) Notices. All notices, requests and other communications to any party under this Agreement shall be in writing and sufficient if delivered personally or sent by facsimile (with confirmation of receipt) or by guaranteed overnight courier, addressed as follows:

                  If to the Company, to:

                  Donald C. Roof
                  J. Michael Gaither
                  c/o The J. H. Heafner Company, Inc.
                  2105 Water Ridge Parkway, Suite 500
                  Charlotte, NC  28217
                  Facsimile:        (704) 423-8987

                  with a copy to:



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                  Howard, Smith & Levin LLP
                  1330 Avenue of the Americas
                  New York, New York  10019
                  Facsimile:        (212) 841-1010
                  Attention:        Scott F. Smith

and, if to any Class B Stockholder, to the address or facsimile number for such Class B Stockholder on Annex A, or to such other address or facsimile number as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Each such notice, request or communication shall be effective when received or, if given by guaranteed overnight courier, when delivered at the address specified in this Section or on the second business day following the date on which such communication is delivered to such courier, whichever occurs first.

                  (d) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  (e) Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the parties hereto and not for the benefit of any third person.

                  (f) Amendments and Waivers. No modification, amendment or waiver, of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  (g) Assignment. This Agreement and the rights and obligations hereunder shall not be assignable by any party hereto without the prior written consent of the other parties. Any instrument purporting to make an assignment in violation of this Section shall be null and void.

                  (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

                  (i) CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE FOR PURPOSES OF ALL LEGAL PROCEEDINGS WHICH ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH PARTY TO THIS AGREEMENT AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING



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RELATED THERETO EXCEPT IN SUCH COURT. EACH PARTY TO THIS AGREEMENT IRREVOCABLY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE IN ANY SUCH COURT OR ANY CLAIM THAT A LEGAL PROCEEDING COMMENCED IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 4(C) AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH PROCEEDING.




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                  IN WITNESS WHEREOF, each of the Company, the Class B
Stockholders and the Class B Stockholder Representative has caused this Agreement to be duly executed and delivered as of the day and year first written above.



COMPANY:                                  THE J. H. HEAFNER COMPANY, INC.


                                          By:   /s/ J. MICHAEL GAITHER
                                             -----------------------------------
                                             Name:  J. MICHAEL GAITHER
                                             Title: Sr. Vice President, General
                                                    Counsel, & Secretary
                                             Date:

CLASS B STOCKHOLDERS:                     WINGATE PARTNERS II, L.P.

                                          By: WINGATE MANAGEMENT COMPANY II,
                                              L.P., its General Partner

                                          By: WINGATE MANAGEMENT LIMITED,
                                              L.L.C., its sole general partner


                                          By:   /s/ V. Edward Easterling, Jr.
                                             -----------------------------------
                                             Name:  V. EDWARD EASTERLING, JR.
                                             Title: Principal


                                          WINGATE AFFILIATES II, L.P.


                                          By: WINGATE MANAGEMENT LIMITED,
                                              L.L.C., its sole general partner


                                          By:   /s/ V. Edward Easterling, Jr.
                                             -----------------------------------
                                             Name:  V. EDWARD EASTERLING, JR.
                                             Title: Principal


                                          CALLIER INVESTMENT COMPANY


                                          By:   /s/ James T. Callier, Jr.
                                             -----------------------------------
                                             Name:  JAMES T. CALLIER, JR.
                                             Title: General Partner


                                                /s/ Armistead Burwell, Jr.
                                          --------------------------------------
                                                    ARMISTEAD BURWELL, JR.


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                                           /s/ Leon R. Ellin
                                 ---------------------------------------
                                               LEON R. ELLIN



REPRESENTATIVE:                  WINGATE MANAGEMENT COMPANY II, L.P.,
                                 its General Partner

                                 By: WINGATE MANAGEMENT LIMITED, L.L.C.,
                                     its sole general partner


                                 By:   /s/ V. Edward Easterling, Jr.
                                    ------------------------------------
                                    Name:  V. EDWARD EASTERLING, JR.
                                    Title: Principal

The following holders of shares of Class B Common Stock hereby execute and deliver this Agreement solely for the purposes of evidencing their consent to, acceptance of and agreement with Section 1:


                                 ---------------------------------
                                         RICHARD P. JOHNSON


                                 ---------------------------------
                                          WILLIAM E. BERRY




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                  ANNEX A TO TERMINATION AND RELEASE AGREEMENT

Wingate Partners II, L.P.
750 North St. Paul, Suite 1200
Dallas, Texas  75201

copy to:

Haynes and Boone, LLP
901 Main Street, Suite 3100
Dallas, Texas 75202
Facsimile:        (214) 651-5940
Attention:        David H. Oden, Esq.

Armistead Burwell, Jr.
1311 Forest Hills Road, B-8
Wilson, NC  27896

Leon R. Ellin
7308 Bay Hill Court
Raleigh, NC  27615

Wingate Affiliates II, L.P.
750 North St. Paul, Suite 1200
Dallas, Texas  75201

Callier Investment Company
c/o Wingate Partners
750 North St. Paul, Suite 1200
Dallas, Texas  75201



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                  ANNEX B TO TERMINATION AND RELEASE AGREEMENT

                            FORM OF JOINT INSTRUCTION



May 22, 1999



The Chase Manhattan Bank
450 West 33rd Street
Escrow Administration, 15th Floor
New York, New York  10001
Facsimile:        (212) 946-8156
Attention:        Angela Taveras

        Re: Escrow Agreement, dated as of May 20, 1998, among The J. H. Heafner Company, Inc., a North Carolina corporation ("Heafner"), the stockholders (the "Company Stockholders") of ITCO Logistics Corporation, a Delaware corporation (the "Company"), and The Chase Manhattan Bank, a New York State chartered bank, as escrow agent (the "Escrow Agent").

Ladies and Gentlemen:

The undersigned, The J. H. Heafner Company, Inc. ("Heafner"), and Wingate Management Company II, L. P. (the "Representative"), representing all of the parties (other than the Escrow Agent) to the above-referenced Escrow Agreement, hereby advise you that such parties have agreed, pursuant to a Termination and Release Agreement, dated as of May 22, 1999 (the "Termination Agreement"), to terminate the Escrow Agreement (other than Sections 6, 7 and 8 thereof), subject to certain conditions, prior to the Termination Date specified therein. Capitalized terms used and not defined in this joint instruction are defined in the Escrow Agreement.

Accordingly, the undersigned hereby jointly instruct you to deliver the Stock Certificates constituting the Escrow to be held for release upon the closing of the transactions contemplated under the Termination Agreement (the "Closing"), which is scheduled to occur at 9:00 a.m. on Monday, May 24, 1999 at the offices of Howard, Smith & Levin LLP, 1330 Avenue of the Americas, New York, New York 10019. If the Closing does not occur, the Stock Certificates will be returned to escrow under the Escrow Agreement (to the extent required to be held in escrow thereunder) and the Escrow Agreement will remain in full force and effect. If you have any questions, please do not hesitate to call Taylor Wilson of Haynes and Boone, LLP at 214-651-5615 or John Maclay of Howard, Smith & Levin LLP at 212-841-1169.


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                                        Very truly yours,



                                        THE J. H. HEAFNER COMPANY, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        WINGATE MANAGEMENT COMPANY II, L.P.,
                                        as Representative



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

The Escrow Agent hereby consents and agrees as of the date of this letter to the termination of the Escrow Agreement (other than Sections 6, 7 and 8), effective upon the Closing as described above, and acknowledges and confirms that the Escrow Agreement shall remain in full force and effect if and to the extent not so terminated.

                                        THE CHASE MANHATTAN BANK,
                                        as Escrow Agent



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: